Exhibit 10.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 3, 2005, is entered into by and among Mueller Water Products Co-Issuer, Inc. (the “Co-Issuer”), a subsidiary of Mueller Water Products, LLC (the “Company”), the Company and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 29, 2004, providing for the issuance of 14¾% Senior Discount Notes due 2014 (the “Notes”);

WHEREAS, the Company has converted to a limited liability company, and the Indenture provides that under certain circumstances the Co-Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Co-Issuer shall become a co-issuer of the Notes;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Issuer and the Trustee mutually covenant and agree for the equal and ratable benefits of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO CO-ISSUE.  The Co-Issuer hereby agrees to be deemed the co-issuer of the Notes under the terms and subject to the conditions set forth in the Indenture, and shall, jointly with the Company, assume all obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement.

3.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Co-Issuer, as such, shall have any liability for any obligations of the Company or the Co-Issuer under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by any reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date above first written.

MUELLER WATER PRODUCTS, LLC.

By:	/s/ Miles C. Dearden, III
	Name:	Miles C. Dearden, III
	Title:	Vice President

MUELLER WATER PRODUCTS CO-ISSUER, INC.

By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	President

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ Patrick J. Healy
	Name:	Patrick J. Healy
	Title:	Vice President

[MWP Supplemental Indenture]